UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

TRAC Intermodal LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

551112
(Primary Standard Industrial
Classification Code Number)

46-0648957
(I.R.S. Employer Identification No.)

211 College Road East
Princeton, New Jersey 08540
(609) 452-8900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2013, Interpool, Inc., a subsidiary of TRAC Intermodal LLC (together the “Company”), announced the effectiveness of a General Release agreement dated as of August 26, 2013 by and among the Company, several of its affiliates and David Serxner (the “General Release”). The General Release follows the Company’s prior announcement that effective September 25, 2013 (the “Separation Date”), Mr. Serxner ceased to serve as the Company’s Senior Vice President — Operations and provides that Mr. Serxner shall receive, among other things, those benefits set forth in that certain Severance Entitlement Letter from the Company to Mr. Serxner dated June 1, 2012.

Pursuant to the terms of the General Release, in exchange for a release of claims, Mr. Serxner shall receive:  (i) one year of his annual  base salary in effect as of the Separation Date; (ii) an amount equal to the annual bonus paid to him for fiscal year 2012, prorated based on the number of days he was employed by the Company in 2013; (iii) a vesting of shares of the common stock of the Company’s indirect parent, SCT Chassis Inc. (the “SCT Shares”) representing one additional year of service; and, (iv) outplacement services. In addition, the Company has agreed to repurchase all of Mr. Serxner’s vested SCT Shares at their current fair market value, the total purchase price of which we estimate to be $432,800.

Item 9.01.                                        Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1	General Release dated as of August 26, 2013 by and among Interpool, Inc., d/b/a TRAC Intermodal, SCT Chassis Inc., Seacastle Inc. and David Serxner.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: October 8, 2013	By:	/s/ Gregg Carpene
Name: Gregg Carpene
Title: General Counsel

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